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                                                                    EXHIBIT 10.4

                             STOCKHOLDERS AGREEMENT

      This Stockholders Agreement (this "Agreement") is entered into as of June 27, 2001 by and among PRA HOLDINGS, INC., a Delaware corporation (the "Company"), GENSTAR CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("Genstar"), STARGEN III, L.P., a Delaware limited partnership ("Stargen," and, together with Genstar, the "Genstar Investors"), each of the Persons listed on Exhibit A hereto (the "Additional Investors"), each of the individuals listed on Exhibit B hereto (the "Management Investors"), and each of the warrantholders listed on Exhibit C attached hereto (including warrantholders who acquire warrants to purchase capital stock of the Company after the date hereof and execute a counterpart to this Agreement or otherwise agree to be bound by this Agreement, the "Warrantholders"). The Genstar Investors, the Management Investors, the Additional Investors, the Warrantholders and any other Person that executes a counterpart to this Agreement from time to time in such capacity are collectively referred to as the "Stockholders" and individually as a "Stockholder."

                                    RECITALS

      WHEREAS, the Company and others are parties to an Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), pursuant to which certain of the Management Investors are acquiring certain shares of common stock of the Company, par value $.01 per share (the "Common Stock"). The execution and delivery of this Agreement by the Company and by those Management Investors is a condition to the consummation of the Merger (as defined in the Merger Agreement).

      WHEREAS, the Company and the Genstar Investors are parties to a Securities Purchase Agreement, dated as of June 26, 2001 (the "Purchase Agreement") pursuant to which the Genstar Investors are acquiring certain shares of Common Stock. The execution and delivery of this Agreement by the Company and the parties hereto is a condition to the closing of the Purchase Agreement.

      WHEREAS, the Company and the Additional Investors are parties to a Subscription Agreement, dated as of June 26, 2001 (the "Subscription Agreement") pursuant to which the Additional Investors are acquiring certain shares of Common Stock. The execution and delivery of this Agreement by the Company and the parties hereto is a condition to the closing of the Subscription Agreement.

      WHEREAS, the Company has granted, and may in future grant, Options (as defined herein) to the Management Investors pursuant to certain employee stock option plans.

      WHEREAS, the Company has issued Warrants (as defined herein) to the Warrantholders in connection with certain financing transactions by and among the Company and the Warrantholders (or their Affiliates) entered into concurrently herewith.

      WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which the Stockholders' Common Stock may be transferred, (ii) assuring continuity in the management and ownership of the Company and (iii) establishing the composition of the Company's Board of Directors (the "Board").

                                    AGREEMENT

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      To implement the foregoing and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

      1 Definitions.

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Affiliate" means with respect to a Stockholder any other Person, directly or indirectly controlling, controlled by or under common control with such Stockholder.

            "Assumed Options" means all Options that prior to the Merger were options to purchase shares of common stock of PRA International, Inc and which were assumed by the Company, and converted into Options, pursuant to the Merger.

            "BHCA" means the Bank Holding Company Act of 1956, as amended, any successor statute and the regulations of the FRB thereunder.

            "BHC Holder" means a Stockholder which is (a) a "bank holding company" as defined in the BHCA, (b) a foreign banking organization subject to the non-banking provisions of the BHCA under the International Banking Act of 1978, as amended, or any successor statute, or (c) a non-bank subsidiary (as such term is defined in the BHCA) or either of the foregoing.

            "Call Shares" means all Options issued pursuant to the 2001 PRA International, Inc. Option Plan, all shares of Common Stock issued upon exercise of such Options, and all equity securities of the Company acquired by the Management Investors after the date hereof (and any securities of the Company issued after the date hereof which are convertible into, or any Options, Warrants or other rights which are exercisable or exchangeable for, equity securities of the Company), including shares of Common Stock issued upon exercise of Options granted after the date hereof, provided, however, that Assumed Options, shares of Common Stock issued upon exercise of Assumed Options, and Rollover Shares shall not be Call Shares for the purposes of this Agreement

            "Competitor" means any business or Person that is a contract research organization or performs or provides similar clinical drug or pharmaceutical development services to or for any other Person on a contract or outsourced basis and businesses complimentary and ancillary thereto.

            "Fiscal Quarter" means a fiscal quarter of the Company and its Subsidiaries in any Fiscal Year.

            "Fiscal Year" means the fiscal year of Company and its Subsidiaries established by the Board. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

            "FRB" means the Board of Governors of the Federal Reserve System or any successor agency having regulatory authority under the BHCA.

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            "Management Investor" means the individuals listed on Exhibit B, and any other member of the management of the Company who becomes a stockholder of the Company and a party to this Agreement pursuant to Section 17 hereof.

            "New Securities" means (i) any Common Stock or other equity securities of the Company, (ii) any securities of the Company which are convertible into, or any Options, Warrants or other rights which are exercisable or exchangeable for, such Common Stock or such other equity securities of the Company.

            "Options" means any options to purchase Common Stock or other equity securities issued by the Company.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means the issuance and sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-8 or any other similar form).

            "Public Sale" means any sale of Shares to the public pursuant to a Public Offering or pursuant to the provisions of Rule 144, or any successor provision thereto, adopted under the Securities Act.

            "Qualified Public Offering" means a Public Offering (which may be the initial Public Offering) having an aggregate offering value of at least $25,000,000.

            "Registration Rights Agreement" means that certain Registration Rights Agreement of even date herewith, among the Company, the Genstar Investors, Capital D'Amerique CDPQ Inc., and certain other parties thereto.

            "Rollover Shares" means those shares of Common Stock acquired by the Management Investors pursuant to the Merger in exchange for shares of common stock of PRA International, Inc.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon exercise of Warrants or Options and (iii) any equity securities issued or issuable with respect to the securities referred to in clauses (i) and
(ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Warrants or Options or any other equity security convertible into or exercisable for Shares or any right to acquire directly or indirectly such Shares shall be deemed to be the holder of the Shares issuable directly or indirectly upon conversion of the Warrants or Options in connection with the transfer thereof

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or otherwise and regardless of any restriction or limitation on the conversion thereof and whether or not such conversion, exercise or acquisition has actually been effected.

            "Significant Holder" means (a) each Genstar Investor, (b) each Additional Investor which holds at least 2% of the total amount of Common Stock then outstanding, (c) each Additional Investor who holds at least 2% of the total amount of Common Stock outstanding as of the date hereof (so long as such Additional Investor then holds 10,000 Shares (as appropriately adjusted for stock splits, stock dividends, and the like)), and (d) each person who is a Management Investor as of the date hereof (so long as such Management Investor then holds 10,000 Shares and/or Options to purchase 10,000 Shares (as appropriately adjusted for stock splits, stock dividends, and the like)); provided that the Stockholder who is proposing to sell his, her or its Shares pursuant to Section 5 hereof shall not be a Significant Holder with respect to such proposed sale.

            "Subsidiary" means, with respect to the Company, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which the Company or one or more of its other Subsidiaries or a combination thereof, owns or controls, directly or indirectly, more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the board of directors or other body having the power to direct or cause the direction of the management and policies of such corporation, partnership, trust, limited liability company, association, joint venture or other business entity.

            "Voting Securities" shall have the meaning given to such term under 12 CFR Section 225.2(q) of the regulations of the FRB, or any successor regulations of the FRB under the BHCA.

            "Warrants" means any warrants to acquire Common Stock issued by the Company.

      2 Restriction on Transfer of Shares.

            (a) No Stockholder shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of (whether with or without consideration and whether voluntarily or by operation of law) any interest in his, her or its Shares (a "Transfer") at any time, except pursuant to clause (c) of this Section 2, Sections 3, 4, 5, 7 or 9 hereof, or, with respect to any Stockholder other than the Genstar Investors and their Affiliates, without the prior written approval of Genstar, which approval shall not be unreasonably withheld or delayed (but which approval may be conditioned upon the transferee agreeing to be bound by this Agreement); provided, however, that Genstar may withhold such approval in its sole discretion with regard to any proposed Transfer to a Competitor, or an Affiliate of a Competitor, of the Company; provided further that Genstar shall provide each Significant Holder with prompt notice following any such Transfer approval.

            (b) Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

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            (c) The restrictions set forth in this Section 2 shall not apply with respect to any Transfer of Shares by any Stockholder (i) to the Company pursuant to Section 7 or Section 5 (except Transfers from the Genstar Investors and their Affiliates), (ii) in the case of any Stockholder who is a natural person, pursuant to applicable laws of descent and distribution or among such Stockholder's Family Group or Affiliates, as applicable, (iii) in the case of any Stockholder, to its respective officers, directors, employees, partners or members or Affiliates, and (iv) as to any Stockholder, pursuant to a Public Sale (each such Transfer collectively referred to herein as a "Permitted Transfer" and each such transferee referred to herein as a "Permitted Transferee"); provided that the restrictions contained in this Section 2 shall continue to be applicable to the Shares after any such Transfer (other than a Transfer to the Company or as provided in Section 2(e) hereof); provided, further that the transferees of such Shares (other than in the case where the Company is the transferee and other than a Transfer pursuant to a Public Sale) shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shares so transferred and shall execute and deliver to the Company and the other Stockholders a counterpart of this Agreement; provided, however, that notwithstanding the foregoing, a Transfer to a Competitor, or an Affiliate of a Competitor, of the Company shall not be a Permitted Transfer. For purposes of this Agreement, "Family Group" means as to any Stockholder who is a natural person his or her spouse, siblings, parents and descendants (whether natural or adopted) and any trust solely for the benefit of such Stockholder or his or her spouse, siblings, parents and/or descendants.

            (d) Any Affiliate of a Stockholder who receives any Shares shall Transfer such Shares to the Stockholder from whom the Shares were originally received or acquired within 5 days after ceasing to be an Affiliate of such Stockholder.

            (e) The restrictions set forth in this Section 2(a) - (d) shall continue with respect to each Share until the earlier of (i) the date on which such Share has been transferred in a Public Sale or (ii) the consummation of a Qualified Public Offering.

            (f) Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares after such transfer) shall be stamped or otherwise imprinted with legends in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 27, 2001 AMONG PRA HOLDINGS, INC. (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF

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            EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES
            ACT OR PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

The Company shall imprint such legends on certificates evidencing Shares outstanding as of the date hereof. The legends set forth above shall be removed from the certificates evidencing any shares which cease to be Shares or which are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            (g) Following the Company's initial Public Offering and for so long as the Company is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, the Company shall, upon the reasonable written request of a holder of Shares, supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities Act.

      3 "Bring-Along" Right.

            (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a sale of the Company and the consideration to be distributed to each BHC Holder (or its Affiliates) in respect of such sale is consistent with the limitations set forth in clauses
(X), (Y) and (Z) of Section 3(b) below (each, an "Approved Sale"), each Stockholder shall vote for, consent to and take all actions required in connection with, and raise no objections to, such Approved Sale. If the Approved Sale is structured as a (i) merger, consolidation or similar business combination, each holder of Shares shall vote in favor of the merger, consolidation or business combination and waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or similar business combination or (ii) sale of stock, each holder of Shares shall agree to sell all of his, her or its Shares and rights to acquire Shares, in each case on the same terms and conditions (including price) approved by the Board and applicable to all holders of the Common Stock then outstanding subject to Section 3(c) below, subject in each case to the last sentence of Section 3(b) below. Each holder of Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

            (b) The obligations of the holders of Shares with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Stockholder and each holder of Shares (in his, her or its capacity as such) shall have the right to receive the same terms, conditions and form of consideration with respect to such Shares (and in the same proportion of the aggregate consideration with respect to such Approved Sale that such holder would have received if the Shares constituted all of the issued and outstanding capital stock of the Company and if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale); (ii) if any holders of a class of Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Shares shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class

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of Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such exercised Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Shares received by holders of such class of Shares in connection with the Approved Sale less the exercise price per share of such class of Shares of such rights to acquire such class of Shares by (2) the number of shares of such class of Shares represented by such rights held by such holder assuming such rights were exercised as of the date of consummation of the Approved Sale; provided, however, that if the purchaser in any Approved Sale desires to have some or all Stockholders who are members of the Company's management retain or rollover some or all of their Shares and/or desires to have the Genstar
Investors and their Affiliates and/or other specified stockholders of the Company retain or rollover some or all of their Shares in order to qualify the Approved Sale for recapitalization accounting, the foregoing provisions in (i),
(ii) and (iii) shall not apply to the extent of any such retention or rollover; provided further, however, that no Stockholder shall be required by this Agreement, without such Stockholder's written consent, to retain or rollover some or all of their Shares, except in a merger in which all stockholders are required to be treated equally with respect to such retention or rollover. Notwithstanding anything in this Section 3 to the contrary, if, pursuant to a proposed sale of the Company, any BHC Holder (together with any Affiliates) would be obligated to receive with respect to its Shares any consideration other than (X) cash, (Y) notes, or (Z) securities constituting 4.9% or less of the Voting Securities of any class of the issuer thereof and 24.9% or less of the total equity capital of the issuer thereof, then each Stockholder agrees to cooperate with the Company in all reasonable respects, and the Company agrees to take all reasonable actions, so that the BHC Holder (together with any Affiliates) would hold, as a result of such proposed sale, consideration only of the type set forth in clauses (X), (Y) and (Z) above, including to permit such BHC Holder (and its Affiliates) to receive non-voting securities of the issuer that are identical in all respects (other than voting) to the voting securities that such BHC Holder (and its Affiliates) would otherwise receive and/or to impose restrictions on the voting power of such securities.

            (c) Each Stockholder will bear, but shall not be required to bear more than, his, her or its pro rata share (based upon the number of Shares to be sold) of the costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such holders of Shares and are not otherwise paid by the Company or the acquiring party; provided that no such Stockholder shall be required to make any such payment unless the Genstar Investors are required to pay their pro rata share. Costs incurred by the holders of Shares on their own behalf will not be considered costs of the Approved Sale and shall be borne entirely by such holders. Each Stockholder transferring Shares pursuant to an Approved Sale shall be obligated to join on a pro rata basis (based on the number of Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Shares). Notwithstanding the foregoing, no Stockholder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees in an amount in excess of the net proceeds paid to such Stockholder in connection with the Approved Sale.

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      4 "Tag-Along" Right.

            (a) Subject to Section 5 hereof, in the event that the Genstar Investors or their Affiliates (as defined in Section 2(c) hereof but, following the consummation of an initial Public Offering, not including its limited partners or non-managing members who received a pro rata distribution of restricted securities from the Genstar Investors) (any of the above, the "Transferring Holder") propose to effect a direct or indirect Transfer (other than (i) a Permitted Transfer as defined in Section 2(c) hereof, (ii) a Transfer pursuant to Section 3 hereof or (iii) a Transfer to the Company or the Significant Holders pursuant to Section 5 hereof) of Shares, the Transferring Holder shall promptly give written notice (the "Sale Notice") to the Company and the other Stockholders at least 30 days prior to the closing of such Transfer. The Sale Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the number (by class) of Shares to be purchased by, the transferee, the purchase price of each Share to be sold, the number of shares the Transferring Holder proposes to Transfer, any other material terms of the proposed Transfer and the date the proposed Transfer will be consummated.

            (b) Each other Stockholder may elect to participate in the contemplated Transfer by delivering irrevocable written notice to the Transferring Holder setting forth the number of Shares such Stockholder desires to sell in the contemplated Transfer within 10 days after receipt of the Sale Notice. If any Stockholders have elected to participate in such Transfer (each, a "Participant"), each such Participant shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Transferring Holder, a number of Shares equal to the product of (A) the quotient determined by dividing the percentage of outstanding Shares owned by such Participant by the aggregate percentage of outstanding Shares owned by the Transferring Holder and all Participants and (B) the number of Shares to be sold in the contemplated Transfer.

            (c) The Transferring Holder shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participants in any contemplated Transfer, and the Transferring Holder may not Transfer any of their respective Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Participants in accordance with the foregoing formula.

            (d) Each Participant will bear its pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Shares pursuant to a sale subject to this Section 4 to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party; provided, that no such Participant shall be required to make any such payment unless Genstar is required to pay its pro rata share. Costs incurred by the Participants on their own behalf will not be considered costs of the transaction hereunder and shall be borne entirely by such Participants. Each Participant transferring Shares pursuant to this Section 4 shall be obligated to join on a pro rata basis (based on the number of Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of such Transfer (other than any such obligations that relate specifically to a particular Participant, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Shares). Notwithstanding the foregoing, no Participant shall be obligated in connection with any Transfer pursuant to this

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Section 4 to agree to indemnify or hold harmless the transferees in an amount in excess of the net proceeds paid to such Participant in connection with such Transfer.

      5 Right of First Refusal.

            (a) Other than with respect to a Transfer pursuant to Section 3 hereof or a Permitted Transfer, if, at any time after the date of this Agreement and prior to a Qualified Public Offering, any Stockholder receives a bona fide offer to purchase any or all of his, her or its Shares (an "Offer") from a third party (including the Company or another Stockholder) (an "Offeror") which the Stockholder wishes to accept, such Stockholder shall cause such Offer to be reduced to writing and shall notify the Company and each Significant Holder, in writing of his, her or its wish to accept such Offer. The Stockholder's notice shall contain an irrevocable offer to sell such Shares to the Company and the Significant Holders (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, such Offer, and shall be accompanied by a true copy of such Offer (which shall identify the Offeror thereof). First, at any time within 30 days after the date of the receipt by the Company of the Stockholder's notice described above, the Company may elect to purchase all or any portion of the Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board, by delivering written notice of such election to the Stockholder and the other Significant Holders. If the Company notifies the Significant Holders that it has not elected to purchase all of the Shares covered by the Offer within such 30 day period or if the Company does not provide any notice with respect to its election to purchase such Shares with such 30 day period, each Significant Holder may elect to purchase his, her or its "pro rata portion" (as defined below) of all or any remaining portion of the Shares covered by the Offer at the same price and on the same terms and conditions as the Offer by delivering written notice of such election to the Stockholder at the principal office of the Company as soon as practical after the delivery of the Offer notice, but in any event within 5 days after the expiration of the Company's election. Failure to respond in writing within such period shall be deemed an irrevocable waiver by such Significant Holder of such Significant Holder's right to acquire its portion of the Shares. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right to purchase its pro rata portion of the Shares covered by the Offer, the other Significant Holders may purchase his, her or its portion of the Shares not purchased within 5 days from the date such non-purchasing Significant Holder fails to exercise its rights hereunder. For purposes of this Section 5, pro rata portion shall mean the number of Shares then owned by a Significant Holder divided by the number of Shares then owned by all of the Significant Holders; provided that with respect to those Significant Holders who are Management Investors the number of Shares to be used in the calculation shall include only Assumed Options, Shares issuable upon Assumed Options and Rollover Shares held by such Significant Holders.

            (b) If the Company and the Significant Holders have elected to purchase any or all of such Shares pursuant to this Section 5, the closing of such purchase shall occur within 30 days from the date the Company or the Significant Holders, as applicable, have notified such Stockholder of his, her or its election to purchase such Shares, at which time the Company or the Significant Holders, as applicable, shall deliver a certified bank check or checks in the appropriate amount to the Stockholder at the principal office of the Company against delivery of

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certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Stockholder.

            (c) If at the end of the 40 day period during which the Company and the Significant Holders may give notice to the Stockholder of his, her or its election to purchase the Shares covered by the Offer, none of the Company or the Significant Holders have elected to purchase all such Shares in the manner set forth above, the Stockholder may during the succeeding 60 day period sell not less than all of the Shares covered by the Offer which the Company or the Significant Holders have not elected to purchase to the Offeror at a price and on terms no less favorable to the Stockholder than those contained in the Offer. No sale may be made to any Offeror unless such Offeror agrees in writing with the Company to be bound by the provisions of this Agreement. Promptly after any such sale to an Offeror, the Stockholder shall notify the Company and the Significant Holders of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of the 60 day period following the expiration of the 40 day period during which the Company or the Significant Holders may elect to purchase such Shares, the Stockholder has not completed the sale of such Shares to the Offeror as aforesaid, all the restrictions on sale, transfer and assignment contained in this Agreement shall again be in effect with respect to such Shares.

            (d) The rights and obligations granted by this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

            (e) Notwithstanding anything herein to the contrary, in the event that the Genstar Investors or their Affiliates propose to effect a direct or indirect Transfer of Shares to the Company at any time pursuant to this Section 5, Genstar shall notify the Significant Holders at least 30 days prior to the proposed closing of such Transfer. Such notice shall describe in reasonable detail the proposed Transfer as set forth in Section 5(a) and (b) above. Each Significant Holder shall be entitled to sell its pro rata portion of shares to the Company on the same terms and conditions as the Genstar Investors or their Affiliates pursuant to the procedures set forth in this Section 5.

      6 Grant of Preemptive Rights.

            (a) If the Company issues New Securities to any Person (such Person, an "Acquiring Person") at any time after the date hereof, then the Company hereby grants each Stockholder and/or its respective Affiliates (collectively, the "Preemptive Rights Holders") preemptive rights to purchase a pro rata portion of such New Securities at the same price and on the same terms and conditions offered to such Acquiring Person. In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities to an Acquiring Person at any time after the date hereof, the Company will give all Preemptive Rights Holders written notice (a "Preemptive Notice") of the Company's decision, describing the type of New Securities and the terms upon which the Company has decided to issue the New Securities (including, without limitation, the expected timing of such issuance which will in no event exceed 60 days after the date of the Preemptive Notice).

            (b) Each of the Preemptive Rights Holders shall have 10 business days from the date on which it receives a Preemptive Notice to agree to purchase its pro rata portion of such

New Securities for the applicable price and upon the same terms specified in the Preemptive Notice by giving written notice to the Company. Each Preemptive Rights Holder shall have the option to purchase less than all of its pro rata portion. If, in connection with such a proposed issuance of New Securities, any Preemptive Rights Holder shall for any reason fail or refuse to give such written notice to the Company within such 10 business day period, such Preemptive Rights Holder shall, for all purposes of this Section 6, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 6 to purchase any of such New Securities. Upon expiration of the offering periods described in this Section 6, the Company shall be entitled to sell such New Securities which the Preemptive Rights Holders have elected not to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Preemptive Rights Holders in the Preemptive Notice. Any New Securities offered or sold by the Company after such 120-day period must be reoffered to the applicable Preemptive Rights Holders. The rights granted by this Section 6 shall terminate upon the consummation of a Qualified Public Offering.

            (c) Notwithstanding anything herein to the contrary, no Preemptive Rights Holder has any preemptive rights with respect to any New Securities issued in connection with (i) debt financing, except that if the Company issues debt and equity securities together (i.e., as a "strip"), then such debt and equity securities shall together be deemed to be New Securities, in which case the Preemptive Rights Holders shall be entitled to purchase their pro rata portion of both the debt and the equity securities being offered by the Company; provided, however, that in such case, the Preemptive Rights Holder must elect to purchase its pro rata portion of both the debt and the equity securities of the Company issued in such financing, (ii) the exercise of Options, Warrants or other rights or the conversion or exchange of securities of the Company, (iii) the receipt of paid-in-kind dividends, provided that the underlying securities were issued in compliance with this Section 6, (iv) a stock split, stock dividend, stock distribution or recapitalization in which all similarly situated Stockholders are treated in a similar manner, (v) issuances in any Public Offering, (vi) issuances to the directors, officers or employees of the Company or any Subsidiary of the Company pursuant to a benefit plan or similar arrangement or as an inducement to hire a director, officer or employee of the Company or any Subsidiary of the Company, provided that such issuances are approved by the Board, (vi) issuances to customers, suppliers or lenders of the Company, provided that such issuances are approved by the Board, or (vii) issuances as consideration in connection with mergers, acquisitions of securities or assets by the Company or its Subsidiaries or other business combination transactions involving the Company or its Subsidiaries, provided that such issuances are approved by the Board. As used in this Section 6, the term "pro rata portion" with respect to a Preemptive Rights Holder shall mean the aggregate number of New Securities to be issued multiplied by a fraction, the numerator of which is the number of Shares held at such time by such Preemptive Rights Holder and the denominator of which is the aggregate number of Shares on a fully diluted, as converted, basis.

      7 Call Upon Termination of Management.

            (a) Subject to provisions to the contrary in outstanding stock option or employment agreements between the Company and a Management Investor, upon the death, disability, retirement or termination of employment (each a "Call Event") of any Management Investor employed immediately prior to such Call Event by the Company or any of the

Company's Subsidiaries, the Company or its designee shall, on terms and subject to the conditions set forth in this Section 7, have the right (the "Employee Call") at the option of the Company, to purchase all or any portion of the Call Shares held by such Management Investor or transferred by such Management Investor to a Person pursuant to a Permitted Transfer, by delivering written notice to such Management Investor, such Management Investor's estate or such transferee, within 30 days after the occurrence of the Call Event. The offering price for the Call Shares offered pursuant to this Section 7 shall be equal to the Fair Market Value of such Call Shares at such time. As used in this Agreement, the "Fair Market Value" of any Shares (including Call Shares) shall be as determined in good faith by the Board (without discount for lack of marketability or minority interest). In the event the Company and any Management Investor cannot mutually agree upon the Fair Market Value determination, the Management Investor may, at its option, select an independent appraiser of national reputation mutually agreed to by the Company and such Management Investor to determine the Fair Market Value of such Call Shares at such time. If the appraiser's valuation is less than 110% of the valuation determined by the Board, the Fair Market Value shall be deemed to be the valuation determined by the Board. In the event the two valuations differ by more than 10%, the Company and the Management Investor shall choose an independent appraiser of national reputation. If the Board and the Management Investor are unable to agree upon an independent appraiser, each shall select an independent appraiser and those two shall select a third independent appraiser. The independent appraiser shall determine which of the Board's valuation and the Management Investor's valuation is closest to such appraiser's opinion as to the Fair Market Value and the valuation selected by the independent appraiser shall be deemed to be the Fair Market Value. The fees and expenses of the independent appraiser shall be paid by the party whose valuation is not selected.

            (b) If the Company shall elect to exercise the Employee Call in accordance with this Section 7, the closing of the purchase by the Company shall take place no later than 45 days after the exercise of the Employee Call, which period, in the case of the death of a Management Investor, may at the Company's election be extended to provide for probate of such Stockholder's estate. On the date scheduled for such closing, the price for the Shares subject to the Employee Call shall be paid in full to the Management Investor (or his or her estate) holding such Shares (including, if applicable, such Shares held by any transferee of such Management Investor) by the Company or its designee against delivery of a certificate or certificates, as the case may be, representing the purchased Shares in proper form for transfer. In connection with such closing, such Management Investor (or his or her estate) and/or transferee (as the case may be) shall warrant to the Company or its designee sole, good and marketable title to the purchased Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement.

      8 Board of Directors.

            (a) From and after the date hereof and until the provisions of this
Section 8 cease to be effective pursuant to Section 8(d) below, each Stockholder shall vote all of his, her or its Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or her control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Board to be elected by the holders of Common Stock shall be at four or such higher number as may be specified from time to time in the sole discretion of the holders of a majority of the Genstar Investor Shares then outstanding;

                  (ii) such individuals designated by Genstar (the "Principal Investor Directors") shall be elected to the Board; provided that Genstar may authorize in writing one or more other Persons (each an "Authorized Person") to designate one or more additional individuals to be elected to the Board on such terms and conditions as Genstar shall determine in its sole discretion (provided, that any such Authorized Person shall consent in writing to such designation); provided further that Genstar shall provide prompt notice to each Significant Holder upon election to the Board of any individuals designated by Genstar.

                  (iii) the removal from the Board (with or without cause) of any individual designated hereunder by Genstar shall be at Genstar's written request (or the written request of an Authorized Person in the case of an individual designated by such Authorized Person), but only upon such written request and under no other circumstances; and

                  (iv) in the event that any individual designated hereunder by Genstar ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by Genstar (or by an individual designated by an Authorized Person in the case where the representative ceasing to serve as a member of the Board was designated by such Authorized Person).

            (b) If Genstar (or an Authorized Person) fails to designate an individual to fill a directorship pursuant to the terms of this Section 8, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the directorship shall be vacant until filled in accordance with this Section 8.

            (c) The provisions set forth in this Section 8 shall remain in effect until the consummation of a Qualified Public Offering.

      9 "Piggyback" Registration Rights.

            (a) Subject to Section 9(c) hereof, if the Company files a registration statement in connection with a contemplated Public Offering in which a Holder (as defined in the Registration Rights Agreement) would have the right under Section 4(a) of the Registration Rights Agreement to receive a Piggyback Notice (as defined in the Registration Rights Agreement), each Additional Investor, Management Investor and Warrantholder hereby shall have all of the rights and privileges of the Registration Rights Agreement, including, but not limited to, the rights set forth in Section 4 of the Registration Rights Agreement, and the Company and each Additional Investor, Management Investor and Warrantholder agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement, in each case as if such Additional Investor, Management Investor and Warrantholder were a "Holder" (as defined in the Registration Rights Agreement) and as if the Shares of Common Stock held by each Additional Investor, Management Investor and Warrantholder under this Agreement were "Registrable Securities" (as defined in the Registration Rights Agreement); provided, however, that this Section 9(a) shall not give the Additional Investor, Management Investor and Warrantholder any rights under Section 3 of the Registration Rights Agreement to request registration of any Shares.

            (b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this
Section 9 shall be construed to create any additional rights regarding the registration of shares of Common Stock otherwise than as set forth herein.

            (c) Each Stockholder agrees, if requested by the managing underwriters in a Public Offering, not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of, securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Public Offering), during the 7-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter) beginning on, the effective date of any registration statement (except as part of such registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters.

      10 Representations and Warranties.

            (a) Each Stockholder represents and warrants as to itself that (i) such Stockholder is the record owner of the number of Shares set forth opposite his, her or its name on the applicable Exhibit attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or distribution laws and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; and (B) the effect of (x) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (y) the discretion of any court in which an action is brought, and
(iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

            (b) The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or distribution laws and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; and (ii) the effect of (A) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (B) the discretion of any court in which an action is brought.

      11 Financial Reports. The Company will deliver the following reports to each Significant Holder and to Squam Lake Investors V, L.P. (so long as it holds 10,000 Shares (as appropriately adjusted for stock splits, stock dividends, and the like)); provided that the Company may withhold delivery of any such reports from any Management Investor who is then employed by, or engaged as consultant for, a Competitor, of an Affiliate of a Competitor, of the Company:

            (a) Quarterly Financials: As soon as practical and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, prepared in accordance with generally accepted accounting principles, and;

            (b) Year-End Financials: As soon as practical and in any event within 90 days after the end of each Fiscal Year the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, all in reasonable detail, prepared in accordance with generally accepted accounting principles.

      12 Power of Attorney. In order to secure each Stockholder's obligation to
(a) vote his, her or its Shares and other voting securities of the Company in accordance with the provisions of Section 8 hereof and (b) comply with the requirements of Section 3 hereof and, as applicable, Section 7 hereof (collectively, the "Stockholder Obligations"), each Stockholder hereby irrevocably appoints Genstar as his, her or its true and lawful attorney-in-fact, with full power of substitution, to (i) vote all of his, her or its Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Sections 3 and 8 hereof and (ii) take all actions, and execute and deliver all agreements, certificates or other documents, in each case necessary to implement and give effect to the agreements set forth in Sections 3 and 7 hereof in the name and for the benefit and obligation of such Stockholder; provided that Genstar shall not exercise the irrevocable power of attorney granted to it hereunder with respect to any Stockholder unless the Stockholder has not complied with its Stockholder Obligations and Genstar has provided (A) 10 days' prior written notice requesting such Stockholder to comply with its Stockholder Obligations, and (B) a second written notice, which shall give another 3 business days' prior written notice requesting such Stockholder to comply with its Stockholder Obligations, such second notice having been delivered on or after the expiration of such 10 business day period. The power of attorney granted by each Stockholder pursuant to this Section 12 is coupled with an interest and is given to secure the performance of each Stockholder's obligations under this Agreement. Such power of attorney is irrevocable, and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Stockholder, and the subsequent holders of his, her or its Shares. The power of attorney granted hereunder with respect to a particular provision of this Agreement shall terminate concurrently with the termination of that provision.

      13 Rights to Negotiate Repurchase Price.

            (a) Subject to compliance with Sections 5 and 13(b) hereof, this Agreement shall not be deemed to restrict or prohibit the Company from purchasing Shares or Options from any Stockholder (except the Genstar Investors and their Affiliates), at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Stockholder the right to sell, Shares or which specifically grant the Company the right to cancel Options.

            (b) No Stockholder shall approve of or participate in any direct or indirect repurchase, redemption or retirement of any securities of the Company, and the Company shall not directly or indirectly repurchase, redeem or retire any securities of the Company if, after giving effect to, and as a result of, such repurchase, redemption or retirement, any BHC Holder (together with any Affiliates) would hold securities comprising more than 4.9% of the Voting Securities of the Company or more than 24.9% of the total equity capital of the Company; provided that if such a repurchase, redemption or retirement is proposed, then each Stockholder agrees to cooperate with the Company in all reasonable respects, and the Company agrees to take all reasonable actions, so that such repurchase, redemption or retirement would not be consummated unless such BHC Holder (together with any Affiliates) would not hold, as a result of such repurchase, redemption or retirement, securities constituting more than 4.9% of the Voting Securities of any class of the issuer thereof or more than 24.9% of the total equity capital of the issuer thereof or consideration other than cash, notes or securities, including to permit the BHC Holder (and its Affiliates) to receive non-voting securities of the issuer that are identical in all respects (other than voting) to the voting securities that such BHC Holder (and its Affiliates) would otherwise receive and/or to impose restrictions on the voting power of such securities.

      14 Recapitalizations, etc.

            (a) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, Warrants and the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            (b) No Stockholder shall approve of or participate in, and the Company shall not agree to, or undertake or participate in, any recapitalization (including any stock dividend, split, reverse split, reclassification), combination, merger, consolidation or other similar transaction (other than an Approved Sale pursuant to Section 3 hereof) if, after giving effect to, and as a result of such recapitalization, combination, merger, consolidation or other similar transaction, any BHC Holder (together with any Affiliates) would receive with respect to its Shares any consideration other than (X) cash, (Y) notes or (Z) securities constituting 4.9% or less of the Voting Securities of any class of the Company (or any other issuer resulting from such transaction) and securities comprising 24.9% or less of the total equity capital of the Company (or any other issuer resulting from such transaction); provided that if such a transaction is proposed, then each Stockholder agrees to cooperate with the Company in all reasonable respects, and the Company agrees to take all reasonable actions, so that such BHC Holder (together with any Affiliates) would not hold, as a result of such transaction, securities constituting more than 4.9% of the Voting Securities of any class of the issuer thereof or more than 24.9% of the total equity capital of the issuer thereof or consideration other than cash, notes or securities, including to permit the BHC Holder (and its Affiliates) to receive non-voting securities of the issuer that are identical in all respects (other than voting) to the voting securities that such BHC Holder (and its Affiliates) would otherwise receive and/or to impose restrictions on the voting power of such securities.

            (c) The Company shall not make any distribution or dividend if, after giving effect to, and as a result of such distribution or dividend, any BHC Holder (together with any Affiliates) would hold more than 24.9% of the total equity capital of the Company.

      15 Stockholder's Employment by the Company. Nothing contained in this Agreement (a) obligates the Company or any Subsidiary of the Company to employ any Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any of its Subsidiaries) from terminating the employment, if any, of any Stockholder at any time or for any reason whatsoever, with or without cause, and each Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to such Stockholder concerning such Stockholder's employment or continued employment by the Company.

      16 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(c) hereof, such Permitted Transferee shall be deemed the Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking to become bound by the terms of this Agreement.

      17 Amendment. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Stockholders of more than a majority of the Common Stock (on a fully diluted basis) held by such Stockholders then outstanding; provided that no amendment or modification to, or deletion of, this Section 17 shall be effective unless unanimously approved by all Stockholders, and provided further that no amendment, modification or waiver shall adversely affect the rights or obligations of any Stockholder (x) contained in Sections 4, 5, 6, 7 and 9, (y) contained in any other provision of this Agreement in a manner different from any other Stockholder, or (z) specifically granted to such Stockholder but not to all other Stockholders, in each case without such Stockholder's prior written consent. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

      18 Governing Law. All issues and questions concerning the relative rights of the Company and its stockholders and all other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      19 Miscellaneous. In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

      20 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

                  (a) If to the Company, to it at the following addresses:

                                    PRA Holdings, Inc.
                                    8300 Greensboro Drive, Suite 400
                                    McLean, VA 22102
                                    Attention: Earle Martin
                                    Telecopy No.: (703) 748-5199  and

                                    c/o Genstar Capital, L.P.
                                    555 California Street, Suite 4850
                                    San Francisco, CA 94104
                                    Attention: Jean-Pierre L. Conte
                                    Telecopy No.: (415) 834-2383

                  (b) If to Genstar or Stargen, to it at the following address:

                                    Genstar Capital, L.P.
                                    555 California Street, Suite 4850
                                    San Francisco, CA 94104
                                    Attention: Jean-Pierre L. Conte
                                    Telecopy No.: (415) 834-2383

                  with a copy to:

                                    Latham & Watkins
                                    505 Montgomery Street, Suite 1900
                                    San Francisco, CA 94111
                                    Attn: Scott R. Haber
                                    Telecopy:  (415) 395-8095

                  (c) If to any Stockholder, to him, her or at its most recent address as reflected in the Company's records,

or at such other address as the party shall have specified by notice in writing to the other Parties in accordance with this Section 20.

      IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date first above written.

COMPANY                           PRA HOLDINGS, INC.


                                  By: /s/ JEAN-PIERRE L. CONTE
                                     --------------------------------------
                                     Name: Jean-Pierre L. Conte
                                          ---------------------------------
                                     Its:  President
                                          ---------------------------------

GENSTAR INVESTORS                 GENSTAR CAPITAL PARTNERS III, L.P.

                                  By:  Genstar Capital III, L.P.
                                  Its: General Partner

                                       By:  Genstar III GP LLC
                                       Its: General Partner

                                       By: /s/ JEAN-PIERRE L. CONTE
                                          --------------------------------------
                                          Name: Jean-Pierre L. Conte
                                               ---------------------------------
                                          Its:  Managing Director
                                               ---------------------------------

                                  STARGEN III, L.P.

                                  By:  Genstar Capital III, L.P.
                                  Its: General Partner

                                       By:  Genstar III GP LLC
                                       Its: General Partner

                                       By: /s/ JEAN-PIERRE L. CONTE
                                          --------------------------------------
                                          Name: Jean-Pierre L. Conte
                                               ---------------------------------
                                          Its:  Managing Director
                                               ---------------------------------

                                  [Signatures Continued on Next Page]

                     [Stockholders Agreement signature page]

ADDITIONAL INVESTORS:             CAPITAL D'AMERIQUE CDPQ INC.

                                  By: /s/ GHISLAIN GAUTHIER
                                     -------------------------------------------
                                      Name: Ghislain Gauthier
                                           -------------------------------------
                                      Its:  Vice President
                                           -------------------------------------

                                  By: /s/ CYRILLE VITTECOQ
                                     -------------------------------------------
                                      Name: Cyrille Vittecoq
                                           -------------------------------------
                                      Its:  Manager
                                           -------------------------------------

                                  SQUAM LAKE INVESTORS V, L.P.
                                  By: GPI, Inc., its Managing General Partner

                                  By: /s/ DAVID CURLEY
                                     -------------------------------------------
                                      Name: David Curley
                                           -------------------------------------
                                      Its:  Vice President
                                           -------------------------------------

                                  WABAN INVESTORS I, L.P.
                                  By: BG Investments, Inc., its Managing
                                      General Partner

                                  By: /s/ STUART K. MIN
                                     -------------------------------------------
                                      Name: Stuart K. Min
                                           -------------------------------------
                                      Its:  Vice President
                                           -------------------------------------

                                  SUNAPEE SECURITIES, INC.

                                  By: /s/ CHRISTOPHER QUINN
                                     -------------------------------------------
                                      Name: Christopher Quinn
                                           -------------------------------------
                                      Its:  Assistant Treasurer
                                           -------------------------------------

                                  WFC HOLDINGS CORPORATION

                                  By: /s/ GILBERT SHEN
                                     -------------------------------------------
                                      Name: Gilbert Shen
                                           -------------------------------------
                                      Its:  Attorney-in-fact
                                           -------------------------------------

                                  [Signatures Continued on Next Page]

                     [Stockholders Agreement signature page]

                                  PARIBAS NORTH AMERICA, INC.

                                  By: /s/ GEORGE T. DEASON
                                     -------------------------------------------
                                      Name: George T. Deason
                                           -------------------------------------
                                      Its:  Vice President
                                           -------------------------------------

                                  THE TORONTO-DOMINION BANK

                                  By: /s/ I. BROIN
                                     -------------------------------------------
                                      Name: I. Broin
                                           -------------------------------------
                                      Its:  VP Administration
                                           -------------------------------------

                                  LANSING BROWN INVESTMENTS, LLC

                                  By: /s/ JOHN L. ZABRISKIE
                                     -------------------------------------------
                                      Name: John L. Zabriskie
                                           -------------------------------------
                                      Its:  President
                                           -------------------------------------

                                  [Signatures Continued on Next Page]

                     [Stockholders Agreement signature page]

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MANAGEMENT INVESTORS:             EARLE MARTIN

                                  /s/ EARLE MARTIN
                                  ----------------------------------------------

                                  DAVID DOCKHORN

                                  /s/ DAVID DOCKHORN
                                  ----------------------------------------------

                                  JOACHIM VOLLMAR

                                  /s/ JOACHIM VOLLMAR
                                  ----------------------------------------------

                                  PATRICK DONNELLY

                                  /s/ PATRICK DONNELLY
                                  ----------------------------------------------

                                  STEVEN DECHERNEY

                                  /s/ STEVEN DECHERNEY
                                  ----------------------------------------------

                                  JAMES POWERS

                                  /s/ JAMES POWERS
                                  ----------------------------------------------

                                  BRUCE TEPLITZKY

                                  /s/ BRUCE TEPLITZKY
                                  ----------------------------------------------

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                     [Stockholders Agreement signature page]

MANAGEMENT INVESTORS:             WILLIAM WALSH

                                  /s/ WILLIAM WALSH
                                  -----------------------------------

                                  [Signatures Continued on Next Page]

                     [Stockholders Agreement signature page]

WARRANTHOLDERS:                   CAPITAL D'AMERIQUE CDPQ INC.

                                  By: /s/ GHISLAIN GAUTHIER
                                      ------------------------
                                      Name: Ghislain Gauthier
                                      Its:  Vice President

                                  By: /s/ CYRILLE VITTECOQ
                                      ------------------------
                                      Name: Cyrille Vittecoq
                                      Its: Manager



                                  WFC HOLDINGS CORPORATION

                                  By: /s/ GILBERT SHEN
                                      -----------------------
                                      Name: Gilbert Shen
                                      Its: Attorney-in-fact

                     [Stockholders Agreement signature page]

MANAGEMENT INVESTORS:             ERICH MOHR

                                  /s/ ERICH MOHR
                                  -------------------------------------------

                                  KEN NEWPORT

                                  /s/ KEN NEWPORT
                                  -------------------------------------------

                                  SHELLEY MOHR

                                  /s/ SHELLEY MOHR
                                  -------------------------------------------

                                  CHRISTINE NEWPORT

                                  /s/ CHRISTINE NEWPORT
                                  -------------------------------------------

                     [Stockholders Agreement signature page]